Exhibit 10.9

Contract for Entrusted Research and Development

Supplementary Agreement

Client: Fujian Blue-Touch Technology Co., Ltd. (hereinafter referred to as "Party A")

Address: (South Section, Changle Lake), Airport Industrial Zone , Fuzhou City

Original Trustee: Guangzhou Bangduo Biological and Technology Co., Limited (hereinafter referred to as "Party B")

Address: Room C436, 3rd Floor, No. 22-1, Yongtai Zhihe Street, Yongping Street, Baiyun District, Guangzhou City

New Trustee: Guangzhou Motie Biotechnology Co., Ltd. (hereinafter referred to as "Party C")

Address: Room 1010, 10th Floor, Baiyun Electric Science and Technology Building, No. 9 Keyuan Road, Guangzhou Non-governmental Science and Technology Park, No. 1633 Beitai Road, Baiyun District, Guangzhou City

Following amicable discussions, Party A, Party B, and Party C hereby have entered into the following supplementary agreement regarding the Research and Development Agreement signed between Party A and Party B on December 20, 2022 (hereinafter referred to as the "Original Agreement"):

I. Party A, Party B, and Party C agree that the products entrusted by Party A to Party B for R&D shall be delivered to Party C for further R&D.

II. Party B unconditionally commits to transfer all materials and technical results (including interim results) related to the product commissioned by Party A to Party C within three days of signing this agreement, for Party C to carry out subsequent research and development tasks.

III. Upon signing this agreement and receiving the aforementioned materials delivered by Party B, Party C shall continue with the product development in accordance with the requirements stipulated in the original agreement.

IV. Party A, Party B, and Party C unanimously agree that Party A shall pay Party B a total of RMB 1.3 million (One million three hundred thousand yuan, including fees already paid to Party B), and pay Party C a total of RMB 700,000 (Seven hundred thousand yuan).

V. Party C commits to mobilizing sufficient research and development personnel and resources in accordance with the standards and timetable agreed upon in the original agreement, ensuring the timely completion of the product development entrusted by Party A.

VI. Legal Jurisdiction and Dispute Resolution

1. In the event of any disputes, all parties involved should negotiate a resolution in the spirit of mutual understanding, respect, and amicable cooperation.

2. If negotiations fail, legal action will be initiated in the court of jurisdiction where Party A is located, in accordance with the law.

VII. Other Agreed Matters

1. This contract shall become effective on the date of signing by all three parties.

2. Matters not covered herein may be agreed upon by Party A, Party B, and Party C, and formalized through a written supplementary agreement.

3. This contract is executed in triplicate, with each party holding one copy. All copies shall be equally legally binding.

Party A (seal):	Party B (seal):	Party C (Seal):

Authorized Representative (Signature):	Authorized Representative (Signature):	Authorized Representative (Signature):

Date of Signing:	Date of Signing:	Date of Signing:

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